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                                                                   EXHIBIT 10.16


                               October 26, 1999


Alfred R. Roach, Jr.
Group Maintenance America Corp.
8 Greenway Plaza, Suite 1500
Houston, Texas 77046

   RE: Employment Agreement ("Employment Agreement") dated March 1, 1998, by and between Alfred R. Roach, Jr. ("you") and Group Maintenance America Corp. ("GroupMAC" or the "Company")

Dear Mr. Roach:

As you know, the Company is contemplating a merger with Building One Services Corporation (the "Proposed Transaction"). The Proposed Transaction holds exciting possibilities for the future of the Company and the Company wants your to be a part of that future. The purposes of this letter are to indicate to you that GroupMAC would very much like you to continue your employment with the Company after the Proposed Transaction is consummated and to request certain modifications to and waivers of the terms of your existing Employment Agreement. The requested modifications and waivers are set forth below:

I.  MODIFICATIONS.

    A.   Position:         Your title and position will be Executive Vice
                           President-Mechanical Division

    B.   Base Salary:      Your Base Salary will be changed to $240,000 per
                           year.

    C.   Bonus:            A new incentive bonus plan for executive management
                           of the Company will be established beginning in
                           fiscal year 2000, and you will participate in such
                           plan. Your bonus potential under the new plan will be
                           80% of your Base Salary. Your bonus potential through
                           December 31, 1999, will be determined under the
                           Company's existing incentive bonus
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Alfred R. Roach, Jr.
October 26, 1999
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                           plan and your bonus potential thereunder will remain
                           the same.

    D.   Stock Options:    Under a combination of one or more of the Company's
                           existing stock option plans, an amended version of any of such plans or a new stock option plan, subject to approval of the Board of Directors of the Company or a committee thereof, you will be granted options to purchase an additional 81,000 shares of the common stock of the Company effective as of a date determined by the Board of Directors of the Company or a committee thereof (the "Grant Date"). These additional options will have the following basic terms: (1) exercise price equal to the closing price on the NYSE on the Grant Date, (b) ten (10) year term, and (c) vesting over 4 (four) years.

    E.   Stock
         Performance Plan: Subject to the approval of the Board of Directors of the Company or a committee thereof, the Company intends to adopt a stock performance plan in which you will participate. Pursuant to such plan, upon the achievement of certain performance criteria, the Company will allocate to you a number of shares of common stock of the Company determined by the Board of Directors or a committee thereof.

    F.   Benefits:         The employee benefits (other than your participation
                           in the Company's stock option plan) described in
                           Section 5 of your Employment Agreement will remain the same.

    G.   Term:             The initial term of your Employment Agreement set
                           forth in Section 2 of your Employment Agreement shall be extended until December 31, 2001. After the expiration of such initial term, the term of the Employment Agreement shall be automatically renewed for additional one year periods unless terminated in accordance with Section 10 of your Employment
                           Agreement or unless the Company elects not to renew the agreement at the end of its then applicable term.





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Alfred R. Roach, Jr.
October 26, 1999
Page 3

    H.   Termination
          and Severance:   The terms and conditions of your Employment Agreement
                           in Section 10 regarding the right to terminate your Employment Agreement and the amounts payable by the Company to you, if any, in the event of such a termination shall remain the same except as follows:

                           1.    IF

                                 (a)     (i) you execute this letter agreement,
                                         and

                                         (ii) the Company terminates the
                                         Employment Agreement without Cause
                                         before the consummation of the Proposed
                                         Transaction or you terminate the
                                         Employment Agreement for Good Reason
                                         before the consummation of the Proposed
                                         Transaction, and

                                         (iii) the Proposed Transaction is
                                         consummated,

                                         OR

                                 (b)     (i) you execute this letter agreement,
                                         and

                                         (ii) the Company terminates the
                                         Employment Agreement without Cause
                                         within twelve (12) months after the
                                         consummation of the Proposed
                                         Transaction, or you terminate the
                                         Employment Agreement for Good Reason
                                         within twelve (12) months after the
                                         consummation of the Proposed
                                         Transaction,

                                         THEN, upon the occurrence of either of
                                         the scenarios described in Parts
                                         H.1.(a) and H.1.(b) above, the amounts
                                         owed to you upon termination shall be
                                         the greater of (A) the amounts owed to
                                         you pursuant to your Employment
                                         Agreement in such circumstances, and
                                         (B) the amounts owed to you upon the
                                         occurrence of a Change of

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Alfred R. Roach, Jr.
October 26, 1999
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                                         Control under your Employment
                                         Agreement as it exists prior to the
                                         date of this letter and without
                                         giving effect to this letter.

                           2. The definition of the term "Good Reason" shall be modified to include the failure of the Company to, within ninety (90) days after the consummation of the Proposed Transaction, present to you for your execution a Restated Employment Agreement containing terms and conditions that are substantially similar to, or better than, the terms and conditions contained in your Employment Agreement, as amended by this letter agreement. Under the new Employment Agreement, a non-renewal of your employment term at December 31, 2001, would constitute "Good Reason."

    I.   Covenant
          Not to Compete:  The terms and conditions of your Employment Agreement in Section 12 regarding your covenants not to compete shall remain the same.

    J.   Other:            Except as set forth above, all other terms and
                           conditions of your Employment Agreement shall remain unchanged and in full force and effect.

II. WAIVER OF CERTAIN RIGHTS IN EMPLOYMENT AGREEMENT. Certain aspects of the Proposed Transaction will constitute a "Change of Control" (as such term is defined in your Employment Agreement) and will afford you certain rights and remedies pursuant to Sections 7, 8, 9 and 10(c) of your Employment Agreement. The Company is requesting that you waive your rights under the Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), in connection with each aspect of the Proposed Transaction. Accordingly, by executing this letter, you agree to waive (i) all of the provisions of your Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), in connection with each and every aspect of the Proposed Transaction, (ii) the application of such provisions, including, without limitation, Sections 7, 8, 9 and 10(c), as a result of any aspect of the Proposed Transaction, and (iii) any and all rights and remedies available to you pursuant to your Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), as a result of any aspect of the Proposed Transaction (the waivers described in clause (i), (ii) and (iii) being collectively referred to as the "Employment Agreement Waiver"). The Employment Agreement Waiver is a limited waiver that applies only to the Proposed Transactions and, except as set forth in this Sections I and II hereof, the Agreement, including Sections 7, 8, 9 and 10(c), shall

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Alfred R. Roach, Jr.
October 26, 1999
Page 5


remain unchanged and in full force and effect.

III. GENERAL.

     A. Effective Date. If you execute this letter agreement, unless terminated pursuant to its terms, the provisions of this letter agreement (i) contained in Section I. above (except for part H thereof) shall become effective as of the date of the consummation of the Proposed Transaction, and (ii) contained in Part H of Section I above and Sections II and III shall become effective on the date this letter agreement is executed by you.

     B. Termination of Letter Agreement. If GroupMAC does not complete the Proposed Transactions by March 31, 2000, then this letter agreement, including, without limitation, the Waivers, will automatically terminate without any action on the part of GroupMAC or you, and the Employment Agreement will remain in full force and effect as if this letter agreement had not been executed by you or GroupMAC.


     C. Definitions. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meaning set forth in the Employment Agreement. Additionally, the term "you" refers to the addressee of this letter agreement.

     D. Restated Employment Agreement. It is the intent of the Company and you that this letter agreement constitute an amendment to the Employment Agreement effective on the dates set forth in Section III.A. above. The Company will in the future request that you execute a restated or amended version of your Employment Agreement that has been modified to reflect all of the modifications set forth in this letter agreement, and you hereby agree to execute such version.

If the foregoing modifications of your Employment Agreement and the Waivers are acceptable to you please sign and date the copy of this letter in the space provided below, and return the copy to use by the close of business October 28, 1999. If you have any questions, please feel free to call me at 713-860-0103 or GroupMAC's general counsel, Randy Bryant, at 713-860-0104.

                               Very truly yours,

                               GROUP MAINTENANCE AMERICA CORP.


                               By:  /s/ J. Patrick Millinor, Jr.
                                  -----------------------------------
                                  J. Patrick Millinor, Jr.
                                  Chief Executive Officer
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Alfred R. Roach, Jr.
October 26, 1999
Page 6



AGREED to and ACCEPTED this 30 day of October, 1999



/s/ Alfred R. Roach, Jr.
----------------------------
Alfred R. Roach, Jr.